UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2023
AppHarvest, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39288	84-5042965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Appalachian Way Morehead, KY	40351
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (606) 653-6100
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	APPH	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	APPHW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement

On July 11, 2023, AppHarvest Morehead Farm, LLC (the “Borrower Subsidiary”) received a Notice of Acceleration; Demand for Payment; and Reservation of Rights (the “Notice of Acceleration”) from Rabo AgriFinance LLC, a Delaware limited liability company, as lender (“Rabo”), under that certain Master Credit Agreement, dated as of June 15, 2021 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”) between Rabo and Borrower Subsidiary.

The Notice of Acceleration asserts certain defaults relating to non-payment of certain principal and interest amounts due and payable under the Credit Agreement on July 3, 2023. Pursuant to the Notice of Acceleration, Rabo demanded immediate repayment of $47.213,671.03 consisting of principal and accrued interest, as well as repayment of any additional fees, costs, charges and other obligations as may be payable or become payable under the Credit Agreement.

From and after the alleged events of default, all such amounts due and owing to Rabo will bear interest at the rate applicable to the unpaid principal balance under the Credit Agreement plus 5.000% per annum. In addition, the collateral securing the payment and performance of the obligations under the Credit Agreement consists of a perfected first priority lien on, and security interest in, (i) certain assets of the Borrower Subsidiary, including, without limitation, that certain real property of the Borrower Subsidiary located in Rowan County, Kentucky, together with associated personal property, fixtures, and leases and rent thereon (the “Morehead Property”) and (ii) any license agreement providing for the grant of any right in or to certain intellectual property held by the Borrower Subsidiary.

Following the alleged event of default, Rabo has the right to pursue, among other things, (i) judicial foreclosure of the Morehead Property, (ii) the court-ordered appointment of a receiver to take possession of the Morehead Property, and/or (iii) a suit against the Borrower Subsidiary to recover the debt, including any deficiency resulting in the event that the net revenue from a court-ordered sale of the Morehead Property is less than the amount then-owing to Rabo under the Credit Agreement.

The Company (as defined below) is working with Rabo to come to a resolution, and will pursue a defense to any enforcement action taken by Rabo, but the Company cannot guarantee a resolution on a timely basis, on favorable terms, or at all. If the Company is unable to resolve the alleged defaults under the Credit Agreement, it would have a material adverse effect on the Company’s liquidity, financial condition and results of operations, and could cause the Company to become bankrupt or insolvent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

Appointment of Chief Executive Office and Chief Strategy Officer

On July 12, 2023, the Board appointed Jonathan Webb to serve as the Company’s Chief Strategy Officer in lieu of his position as Chief Executive Officer and Anthony Martin to serve as the Company’s Chief Executive Officer in lieu of his position as Chief Operating Officer, effective immediately.

Mr. Webb is the founder of the Company and has served as the Company’s President and Chief Executive Officer and as a member of AppHarvest’s Board since the Company’s incorporation in January 2018. Mr. Webb ceased serving as AppHarvest’s President in January 2021. From 2014 to February 2017, Mr. Webb served as contract support with Archetype USA for the U.S. Army Office of Energy Initiatives through the U.S. Department of Defense.

Mr. Martin has served as a director of the Company since October 2022 and Chief Operating Officer since January 2023. Mr. Martin has served as a member of the board of directors of the Fruit & Vegetable Dispute Resolution Corporation, a non-profit, member-based dispute resolution organization in the fresh produce industry, since May 2018. Previously, from December 2007 to October 2019, Mr. Martin served as Chief Financial Officer of Windset Farms, a controlled environment agriculture producer.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Webb had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. There is no family relationship between Mr. Webb and any director or executive officer of the Company and no arrangement or understanding exists between Mr. Webb and any other person pursuant to which Mr. Webb was selected as an officer of the Company.

As previously disclosed, Mr. Martin provides consulting services to the Company pursuant to certain consulting agreements between the Company and Mr. Martin. For the consulting services, Mr. Martin received compensation totaling $234,481 in the year ended December 31, 2022. For the year ended December 31, 2023, the Company has paid Mr. Martin $390,970 for consulting services performed to date, and estimates that it will pay Mr. Martin an additional $390,970 for consulting services rendered for the remainder of the year ended December 31, 2023. There is no family relationship between Mr. Martin and any director or executive officer of the Company and no arrangement or understanding exists between Mr. Martin and any other person pursuant to which Mr. Martin was selected as an officer of the Company.

Appointment of Chief Legal Officer and Chief Restructuring Officer

On July 11, 2023, the Board of Directors (the “Board”) of AppHarvest, Inc. (together with its affiliates, as applicable, the “Company”) appointed Gary Broadbent to serve as the Company’s Chief Legal Officer and Chief Restructuring Officer effective immediately in addition to his position as Corporate Secretary.

Mr. Broadbent previously served as Deputy General Counsel of the Company in 2021 and 2022, as General Counsel of the Company in 2022 and 2023, and as Executive Vice President, General Counsel, and Corporate Secretary of the Company in 2022 and 2023. In 2022, he separately served as Senior Vice President, Deputy General Counsel, and Assistant Corporate Secretary to Rubicon Technologies, Inc. Prior to the foregoing roles, from 2019 to 2020 he served as Executive Vice President, General Counsel, and Secretary, and from 2020 to 2021 he served as Chief Wind-Down Officer, General Counsel, and Secretary, at GenCanna Global, Inc. Prior to that role, from 2018 to 2019 he served as General Counsel, Vice President of Human Resources, and Secretary of Mission Coal Company.

Mr. Broadbent also previously provided consulting services to the Company pursuant to a certain consulting agreement between the Company and Mr. Broadbent, effective December 1, 2022. For the consulting services, Mr. Broadbent received compensation totaling $40,000 in the year ended December 31, 2022. For the year ended December 31, 2023, the Company has paid Mr. Broadbent $200,000 for consulting services performed to date, and no additional payments are anticipated pursuant to the consulting agreement. There is no family relationship between Mr. Broadbent and any director or executive officer of the Company and no arrangement or understanding exists between Mr. Broadbent and any other person pursuant to which Mr. Broadbent was selected as an officer of the Company.

Executive Compensation Plan

On July 11, 2023, the Board approved the AppHarvest, Inc. Key Executive Compensation Plan (the “Executive Compensation Plan”) to enact a compensation program for certain senior level executives. The Board approved the Executive Compensation Plan in recognition of the significant benefits to the Company in compensating such executives to continue assisting the Company in its operations as it evaluates strategic alternatives.

Pursuant to certain Award Agreements under the Executive Compensation Plan, the Company and certain members of the Company’s executive management team (the “Executives” and each an “Executive”), specifically, Mr. Anthony Martin, Mr. Loren Eggleton, Mr. Jonathan Webb, and Mr. Gary Broadbent, shall be bound to the terms and conditions of the Executive Compensation Plan upon execution of each Executive’s applicable Award Agreement.

The Executive Compensation Plan provides for a lump sum, one-time cash payment, less applicable tax withholdings, on the next administratively practicable payroll date following the date the Executive returns a countersigned Award Agreement to the Company (the “Award Payment Date”) in the following amounts: (i) $540,000 for Mr. Martin; (ii) $540,000 for Mr. Eggleton; (iii) $540,000 for Mr. Webb; and (iv) $850,000 for Mr. Broadbent (the “Executive Awards”). Such amounts are in lieu of any payments under any cash incentive or bonus plan maintained by the Company for the 2023 performance year and shall offset and reduce any transaction bonuses payable under the terms of any other compensation bonus or employment agreements between the Company and a Participant by $300,000.

The Executive Awards are subject to a “clawback” requirement, which provides that each Executive must repay the net after-tax amount of his Executive Award upon the occurrence of certain events as set forth in the Executive Compensation Plan.

The Executive Compensation Plan supersedes all oral or written plans, programs, agreements and policies of the Company and its affiliates with respect to the subject matter of the Executive Compensation Plan.

The foregoing does not constitute a complete summary of the terms of the Executive Compensation Plan. A copy of the Executive Compensation Plan is attached hereto as Exhibit 10.1.

Non-Executive Compensation Plan

On July 11, 2023, the Board approved the AppHarvest, Inc. Non-Executive Compensation Plan (the “Non-Executive Compensation Plan”) to enact a compensation program for certain non-executive employees. The Board approved the Non-Executive Compensation Plan in recognition of the significant benefits to the Company in compensating such employees to continue assisting the Company in its operations as it evaluates strategic alternatives.

Pursuant to certain Award Agreements under the Non-Executive Compensation Plan, the Company and each person selected by the Board to participate in the Non-Executive Compensation Plan (each, a “Participant”) shall be bound to the terms and conditions of the Non-Executive Compensation Plan upon execution of each Participant’s applicable Award Agreement.

The Non-Executive Compensation Plan offers each Participant an Award (as defined in the Non-Executive Compensation Plan) in the total amount determined by the Board and set forth in the Participant’s Award Agreement. Subject to the conditions set forth in the Non-Executive Compensation Plan, each Participant will earn a right to receive (i) fifty percent (50%) of the total Award on the six (6) month anniversary of the Effective Date (as defined in the Non-Executive Compensation Plan), and (ii) the remaining fifty percent (50%) of the total Award on the twelve (12) month anniversary of the Effective Date (each, a “Vesting Date”), in each case subject to the Participant’s continuous employment or engagement (if serving as a non-employee consultant) with the Company on such Vesting Dates. If earned, each such amount (an “Installment”) will be paid in a lump sum in cash on the first administratively practicable payroll period following the applicable Vesting Date. Notwithstanding the foregoing, in the event a Participant’s employment or engagement with the Company is terminated due to death, “Disability” (as defined in the Non-Executive Compensation Plan), or by the Company without “Cause” (as defined in the Non-Executive Compensation Plan) prior to the payment of the total Award, the Participant will be entitled to receive (following execution of a release agreement as described below) only the Installment that otherwise would have been earned if the Participant had remained employed on the next Vesting Date occurring immediately following the Participant’s termination of employment (but not the Installment otherwise payable on the subsequent Vesting Date, if applicable, which such shall be forfeited). Upon such event, the earned Installment shall be paid in a lump sum in cash within forty-five (45) days following the Participant’s termination of employment, subject to the execution and return (and the expiration of any applicable revocation period) of a release agreement in the form provided by the Company prior to end of such forty-five (45) day period (the “Release Expiration Period”). In the event that the Release Expiration Period spans two calendar years, the payment of such Installment shall occur in the second calendar year. For avoidance of doubt, any Participant who terminates his or her employment or engagement, or whose employment or engagement is terminated by the Company for “Cause” (as defined in the Non-Executive Compensation Plan), in each case prior to the occurrence of any Vesting Date, will not be eligible to receive and will forfeit the Installment relating to any such Vesting Date, other than as set forth above.

The Non-Executive Compensation Plan supersedes all oral or written plans, programs, agreements and policies of the Company and its affiliates with respect to the subject matter of the Non-Executive Compensation Plan.

The foregoing does not constitute a complete summary of the terms of the Non-Executive Compensation Plan. A copy of the Non-Executive Compensation Plan is attached hereto as Exhibit 10.2.

Non-Employee Director Compensation Policy

On July 11, 2023, in connection with a review of non-employee director compensation by the Board, the Board adopted an amended and restated Non-Employee Director Compensation Policy to, among other things, (i) pay current cash compensation quarterly in advance of service, (ii) increase annual cash compensation for service on the Board in an amount of $60,000, and (iii) provide for additional meeting fees in the amount of $2,000 for each Board meeting that a Non-Employee Director attends in excess of ten (10) meetings in a fiscal year, subject to a maximum cap of $50,000 for such fees in a fiscal year.

The foregoing does not constitute a complete summary of the terms of the Non-Employee Director Compensation Policy, as amended. A copy of the Non-Executive Compensation Plan, as amended and restated, is attached hereto as Exhibit 10.3.

Item 7.01 Regulation FD Disclosure

On July 13, 2023, the Company issued a press release (the “Press Release”) announcing, among other things, the appointment of Mr. Webb as the Company’s Chief Strategy Officer and Mr. Martin as the Company’s Chief Executive Officer. A copy of the Press Release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 of the Form 8-K, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 8.01 Other Events

On July 12, 2023, the Board appointed Kevin Willis, an existing member of the Board since February 2022, as the Chairman of the Board. Mr. Willis has served as Senior Vice President and Chief Financial Officer of Ashland Global Holdings Inc., a public company, since September 2016. Mr. Willis held the same positions at Ashland Inc. and has served in such capacities since May 2013.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	AppHarvest Inc. Key Executive Compensation Plan
10.2	AppHarvest Inc. Non-Executive Compensation Plan
10.3	AppHarvest Inc. Non-Employee Director Compensation Policy
99.1	Press release, dated July 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppHarvest, Inc.

Dated: July 17, 2023
	By:	/s/ Loren Eggleton
Loren Eggleton
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)